Exhibit 10.22(B)

AMENDMENT NUMBER ONE TO GOOGLE SERVICES AGREEMENT

This Amendment Number One to the Google Services Agreement (“Amendment”), effective as of March 1, 2016 (“Amendment Effective Date”), is between Yahoo! Inc. (“Company”) and Google Inc. (“Google”) and amends the Google Services Agreement that has an effective date of October 1, 2015 (as amended, the “Agreement”). Capitalized terms not defined in this Amendment have the meanings given to those terms in the Agreement. The parties agree as follows:

1.     [*].    The box entitled [*] on the cover page of the Agreement under [*] is deleted in its entirety and replaced by the following:

☒ [*]	[*]	[*]
[*] [*]	[*]	[*]

2.     Additional Definitions.  The following definitions are added to the Agreement as Sections 1.40-1.42 inclusive:

“1.40.   [*] means [*] that are displayed in response to Search Queries submitted by End Users not using [*] or [*] (for clarity, consistent with the device definitions used by Google for advertiser reporting, pricing, and feature serving across its network and with its other syndication partners).

1.41.  [*] means [*] displayed in response to Search Queries submitted by End Users using [*].

1.42.  [*] means [*] displayed in response to Search Queries submitted by End Users using [*].

3.     [*].  Section 2.3 [*] of the Agreement is deleted in its entirety and replaced by the following:

“2.3.  [*].  Notwithstanding any restriction in the Google Program Guidelines regarding implementation on [*], Google permits Company to implement the [*] (as set forth on the cover page of this Agreement and in Exhibit A) for an initial period starting on the Effective Date and continuing through [*] (the [*]), so long as such implementation is in accordance with Google’s instructions provided to Yahoo and this Agreement. [*]

4.     Exhibit.  Exhibit B to the Agreement is deleted in its entirety and replaced by Exhibit B attached to this Amendment.

5.     General.  The parties may execute this Amendment in counterparts, including facsimile, PDF, or other electronic copies, which taken together will constitute one instrument. Except as expressly modified herein, the terms of the Agreement remain in full force and effect.

  [*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed this Amendment by persons duly authorized.

GOOGLE

By:	/s/ Philipp Schindler

Name:	Philipp Schindler

Title:	Authorized Signatory

Date:	03/29/2016

Google Asia Pacific Pte. Ltd.

By:	/s/ Marco Borla

Name:	Marco Borla

Title:	Finance Director

Date:	03/30/2016

COMPANY

By:	/s/ Ian Weingarten

Name:	Ian Weingarten

Title:	SVP, Corporate Development & Partnerships

Date:	03/24/2016

Yahoo! Singapore Digital Marketing Pte Ltd.

By:	/s/ Jin Lai Heng

Name:	Jin Lai Heng

Title:	Director

Date:	03/25/2016

EXHIBIT B

(1)  AFS Revenue Share Percentage

Desktop:	[*]

[*]

Tablet:	[*]
Mobile:	[*]

(2)  [*]

[*]

  [*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.